UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement Relating to the Issuance of the Notes

On April 5, 2013, Colony Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of $175,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2023 (the “Notes”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $25,000,000 aggregate principal amount of Notes to cover over-allotments, which the Underwriters exercised in full on April 5, 2013.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $193.7 million. The Company intends to use the net proceeds, including as a result of the Underwriters exercising their option to purchase additional Notes, to acquire its target assets in a manner consistent with its investment strategies and investment guidelines, and for working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities. The closing of the offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The Notes were issued pursuant to an Indenture, dated as of April 10, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 10, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee. The Notes will bear interest at a rate equal to 5.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2013.

The Notes will mature on April 15, 2023, unless earlier redeemed, repurchase or converted. The Notes are convertible at any time into shares of common stock at the applicable conversion rate, which will initially be equal to 42.3819 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $23.60 per share of common stock, representing a 10% conversion premium based on the closing price of the Company’s common stock of $21.45 per share on April 4, 2013). The initial conversion rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

The Notes are redeemable at the option of the Company at any time on or after April 22, 2020 if the last reported sale price of the Common Stock is at least 130% of the conversion price of the Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes have been registered under the Act, pursuant to a shelf registration statement on Form S-3 (File No. 333-187610) previously filed by the Company with the Securities and Exchange Commission under the Act.

The foregoing description of the issuance and sale of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, the Indenture, which is incorporated by reference hereto as Exhibit 4.1, and the Supplemental Indenture (and the Form of Note included therein), which is incorporated by reference hereto as Exhibit 4.2.

Fourth Amendment to Amended and Restated Credit Agreement

On April 4, 2013, Colony Financial, Inc. (the “Company”) and certain of its subsidiaries entered into a Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement, dated September 1, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and certain other lenders that are parties thereto.

The Fourth Amendment modifies a provision of the Credit Agreement restricting the Company’s ability to create or incur certain types of indebtedness by excepting from such provision the issuance of the Notes described above.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the terms and conditions contained in the Fourth Amendment, a copy of which is attached as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above under “Underwriting Agreement Relating to the Issuance of the Notes” relating to the incurrence by the Company of $200,000,000 of debt as a result of the issuance of the Notes is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 5, 2013, by and among the Company, Colony Financial Manager, LLC and Goldman, Sachs & Co., as representative of the several Underwriters listed therein

4.1	Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee

4.2	First Supplemental Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee

4.3	Form of 5.00% Convertible Senior Notes due 2023 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 4, 2013, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, ColFin 2100 Funding, LLC, CFI CorAmerica 2100 Funding, LLC, CFI RE Masterco, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2013	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated April 5, 2013, by and among the Company, Colony Financial Manager, LLC and Goldman, Sachs & Co., as representative of the several Underwriters listed therein

4.1	Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee

4.2	First Supplemental Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee

4.3	Form of 5.00% Convertible Senior Notes due 2023 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 4, 2013, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, ColFin 2100 Funding, LLC, CFI CorAmerica 2100 Funding, LLC, CFI RE Masterco, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)